Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics, Inc. Mark Frost, CFO (800) 772-6446 x1981 mfrost@AngioDynamics.com	EVC Group, Inc. Jamar Ismail/Robert Jones (415) 568-9348; (646) 201-5447 jismail@evcgroup.com; bjones@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Reports Fiscal 2013 Second Quarter Financial Results

•	Pro forma net sales growth of 3% to $87 million

•	Adjusted (Non-GAAP) Net Income of $0.10 per share; GAAP Net Income of $0.06 per share

•	Adjusted EBITDA of $13.8 million; or $0.39 per share, a 26%YOY increase

•	Operating cash flow of $11.1 million

ALBANY, N.Y. (January 3, 2013) – AngioDynamics (Nasdaq:ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the fiscal 2013 second quarter ended November 30, 2012. Financial results include Navilyst Medical operations acquired in May 2012.

Net sales for the second quarter were $87 million, a 50% increase over the $58.1 million reported a year ago. Compared to prior year second quarter pro forma net sales, which include Navilyst Medical and exclude LC Beads sales, total company pro forma net sales increased 3%; U.S. net sales decreased 1%; International net sales increased 21% (22% on a constant currency basis); Vascular net sales increased 1%; and Oncology/Surgery net sales increased 12%. Net sales by product line are presented on a pro forma basis in a table at the end of this news release.

The Company reported second quarter net income of $2 million, or $0.06 per share, compared to net income of $2.3 million, or $0.09 per share, a year ago. Second quarter results include costs related to the Navilyst Medical acquisition, the subsequent restructuring of the Company and the Quality Call to Action Program. Excluding the aforementioned costs, which are set forth in the attached reconciliation table, adjusted (Non-GAAP) net income was $3.6 million, or $0.10 per share, compared to $2.8 million, or $0.11 per share, a year ago. Diluted average shares outstanding increased to 35.3 million in the quarter from 25.3 million in the prior year period due to the additional shares issued in conjunction with the Navilyst Medical acquisition.

Second quarter EBITDA was $11.4 million, or $0.32 per share, compared to $7.1 million, or $0.28 per share, a year ago. Adjusted EBITDA, computed with the adjustments to GAAP reporting set forth in the attached reconciliation table, was $13.8 million, or $0.39 per share, in the second quarter compared to $7.8 million, or $0.31 per share, a year ago.

“We improved our performance in the fiscal second quarter,” said Joseph DeVivo, President and CEO. “We met our revenue expectations by generating 3% pro forma growth. Our international, VenaCure EVLT and Oncology/Surgery product offerings all posted double-digit growth. We had strong earnings growth for the quarter and began to demonstrate the type of cash the business can generate by delivering $11.1 million in cash flow from operations and a 26% year-over-year increase in adjusted EBITDA per share. During the quarter, our team significantly increased the value of our portfolio with the addition of the AngioVac device and also began to sell BioFlo PICCs in the U.S. AngioDyanamics’ financial performance continues to improve, and we are excited about our future growth opportunities.”

Operating cash flow improved to $11.1 million compared to $2.7 million in the prior year quarter. At November 30, 2012, cash, escrow receivable and investments were $24 million, and debt was $146.3 million.

Highlights of the reporting and subsequent period include:

•
International pro forma sales growth of 21%, or 22% on a constant currency basis, led by strong sales in Canada, reflecting the establishment of a direct sales operation there, and the sale of Microwave ablation products internationally.

•	Oncology/Surgery pro forma sales growth of 12% (excluding LC Beads) led by the sale of Microwave ablation products internationally.

•	VenaCure EVLT sales increased 10%, primarily driven by strong worldwide sales of NeverTouch laser fiber kits.

•
The Company received U.S. Food and Drug Administration 510(K) clearance for the BioFlo Hybrid PICC featuring BioFlo technology. Designed to reduce the accumulation of catheter-related thrombus on, and in the catheter, this is the second clearance for a vascular access product with BioFlo technology in the U.S. market.

•
The acquisition of Vortex Medical Inc., a privately-held company focused on the development of innovative medical devices for venous drainage. The transaction included the AngioVac venous drainage system comprising the AngioVac Cannula and Circuit. These two disposable devices, when combined with other manufacturers’ filters, pumps and return cannula, comprise an extracorporeal bypass circuit that facilitates drainage, filtration and reinfusion of blood for up to six hours. The AngioVac Cannula has a proprietary balloon-actuated, expandable, funnel-shaped distal tip that enhances flow, prevents clogging of the cannula and facilitates en bloc removal of undesirable intravascular material. Both the AngioVac Cannula and Circuit are FDA-cleared, and an application has been filed for CE Mark approval.

•
The appointment of Mark Frost as Chief Financial Officer (CFO), succeeding retiring CFO Joseph Gersuk, and the appointment of George Bourne to the expanded role of Vice President and Chief Technology & Operations Officer.

For the six months ended November 30, 2012, net sales were $170.4 million, a 51% increase over the $112.5 million reported a year ago and a 1% increase on a pro forma basis. Net income of $1.2 million, or $0.04 per share, compared to $3.7 million, or $0.15 per share, as reported a year ago. Adjusted net income, excluding costs relating to the Navilyst Medical acquisition, as well as other costs detailed in the attached reconciliation, was $7.2 million, or $0.20 per share, compared to $3.7 million, or $0.14 per share, a year ago. Adjusted EBITDA was $27 million, or $0.77 per share, compared to $12.9 million, or $0.51 per share, a year ago.

Fiscal 2013 Guidance

Adjusted Non-GAAP

Sales ($ in mils.) (a), (b)	355 — 360

Gross Margin (c)	50 - 51%

Operating Income ($ in mils.) (d)	29 — 31

EBITDA ($ in mils.) (d) (e)	56 — 57

EPS ($) (f)	0.40 - 0.42

a)	Quarterly calendarization is expected to approximate 23%/24%/25%/28% of the annual amount.

b)	Fiscal Year 2012 pro forma combined sales excluding LC Beads were $344.3 million.

c)
Excludes $3.4 million for amortization of inventory basis step-up and $1 million for the QCTA/FDA remediation programs, and includes $1.8 million for the medical device tax with effect from January 1, 2013.

d)
Adjusted result reflects an estimated $14 million in acquisition-related and restructuring costs, which include amortization of inventory basis step-up, accelerated asset depreciation, transaction-related professional fees, employment severance costs, QCTA/FDA remediation programs, and the closure of the U.K. manufacturing facility. Quarterly calendarization of the $14 million will approximate $7 million/$2 million/$3 million/$2 million.

e)	$16 million in amortization, $8 million in depreciation, and $2 million in purchase accounting related to Vortex Medical are excluded from both measures.

f)	Approximately 36 million diluted shares outstanding and a 37% tax rate.

Conference Call

AngioDynamics will host a conference call today at 4:30 p.m. Eastern Time to discuss its second quarter results. To participate in the call, please dial 1-877-941-0844. In addition, a live webcast and archived replay of the call will be available at http://investors.angiodynamics.com. To access the live webcast, please go to the website 15 minutes prior to its start to register, download and install the necessary software.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma sales growth, sales on a constant currency basis, non-GAAP gross margin, non-GAAP operating income, EBITDA (income before interest, taxes, depreciation and amortization), adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics

AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics, the AngioDynamics logo, Navilyst Medical, VenaCure EVLT, NeverTouch, BioFlo and NanoKnife are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, including Navilyst Medical and its products, R&D capabilities, infrastructure and employees as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2012. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net sales	$87,007	$58,099	$170,423	$112,530
Cost of sales
Acquired inventory step-up	-	-	3,445	-
Quality call to action	113	-	812	-
Other cost of sales	42,806	24,868	82,620	47,154
Total cost of sales	42,919	24,868	86,877	47,154
Gross profit	44,088	33,231	83,546	65,376
% of net sales	50.7%	57.2%	49.0%	58.1%

Operating expenses
Research and development	7,014	5,125	14,088	10,715
Sales and marketing	18,671	15,847	37,214	32,156
General and administrative	6,910	4,625	13,808	8,937
Amortization of intangibles	4,107	2,300	7,844	4,594
Acquisition and other non-recurring	2,264	1,408	4,786	2,331
Total operating expenses	38,966	29,305	77,740	58,733
Operating income	5,122	3,926	5,806	6,643
Other income (expense), net	(1,990)	(357)	(3,828)	(971)
Income before income taxes	3,132	3,569	1,978	5,672
Provision for income taxes	1,163	1,240	730	1,970
Net income	$1,969	$2,329	$1,248	$3,702

Earnings per common share
Basic	$0.06	$0.09	$0.04	$0.15
Diluted	$0.06	$0.09	$0.04	$0.15

Weighted average common shares
Basic	34,827	25,190	34,765	25,107
Diluted	35,311	25,340	35,279	25,278

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended			Six months ended
	Nov 30,		Nov 30,	Nov 30,		Nov 30,
	2012		2011	2012		2011
	(unaudited)			(unaudited)

Net income	$1,969		$2,329	$1,248		$3,702

After tax:
Acquisition and other non-recurring (1)	1,539		907	3,149		1,500
Quality Call to Action Program (2)	73		-	528		-
Inventory step-up (3)	-		-	2,239		-
Product recalls (4)	-		924	-		924
LC Beads contribution (5)	-		(1,392)	-		(2,468)
Adjusted net income	$3,581		$2,768	$7,164		$3,658

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended			Six months ended
	Nov 30,		Nov 30,	Nov 30,		Nov 30,
	2012		2011	2012		2011
	(unaudited)			(unaudited)

Diluted earnings per share	$0.06		$0.09	$0.04		$0.15

After tax:
Acquisition and other non-recurring (1)	0.04		0.04	0.09		0.06
Quality Call to Action Program (2)	0.00		-	0.01		-
Inventory step-up (3)	-		-	0.06		-
Product recalls (4)	-		0.04	-		0.04
LC Beads contribution (5)	-		(0.05)	-		(0.10)
Adjusted diluted earnings per share	$0.10	*	$0.11	$0.20	*	$0.14

* Does not sum due to rounding

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4)	Costs attributable to voluntary product recalls.
(5)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net income	$1,969	$2,329	$1,248	$3,702

Provision for income taxes	1,163	1,240	730	1,970
Other income (expense), net	1,990	357	3,828	971
Amortization of intangibles	4,107	2,300	7,844	4,594
Depreciation	2,185	841	4,317	1,679
EBITDA	11,414	7,067	17,967	12,916

Acquisition and other non-recurring (1)	2,264	1,408	4,786	2,331
Quality Call to Action Program (2)	113	-	812	-
Inventory step-up (3)	-	-	3,445	-
Product recalls (4)	-	1,422	-	1,422
LC Beads contribution (5)	-	(2,141)		(3,797)
Adjusted EBITDA	$13,791	$7,756	$27,010	$12,872

EBITDA per common share
Assumes Diluted	$0.32	$0.28	$0.51	$0.51

Adjusted EBITDA per common share
Assumes Diluted	$0.39	$0.31	$0.77	$0.51

Reconciliation of Operating Income to non-GAAP Adjusted Operating Income:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Operating income	$5,122	$3,926	$5,806	$6,643

Acquisition and other non-recurring (1)	2,264	1,408	4,786	2,331
Quality Call to Action Program (2)	113	-	812	-
Inventory step-up (3)	-	-	3,445	-
Product recalls (4)	-	1,422	-	1,422
LC Beads contribution (5)	-	(2,141)		(3,797)
Adjusted Operating income	$7,499	$4,615	$14,849	$6,599

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4)	Costs attributable to voluntary product recalls.
(5)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION
FOR THE QUARTER ENDED NOVEMBER 30, 2012
(in thousands, except per share data)
(Unaudited)

		Quality	Acquisition	Severance/
	GAAP	Control	Related	Restructuring	Other	NON GAAP
	Results	Initiative	Costs	Costs	Items, Net	Results

Net sales	$87,007					$87,007
Cost of sales	42,919	(113)				42,806
Gross profit	44,088	113	-	-	-	44,201
% of net sales	50.7%					50.8%

Operating expenses
Research and development	7,014					7,014
Sales and marketing	18,671					18,671
General and administrative	6,910					6,910
Amortization of intangibles	4,107					4,107
Acquisition and other non-recurring	2,264		(1,094)	(1,330)	160	-
Total operating expenses	38,966	-	(1,094)	(1,330)	160	36,702
Operating income	5,122	113	1,094	1,330	(160)	7,499
Other income (expense), net	(1,990)					(1,990)
Income before income taxes	3,132	113	1,094	1,330	(160)	5,509
Provision for income taxes	1,163	40	315	466	(56)	1,928
Net income	$1,969	$73	$779	$864	$(104)	$3,581

Earnings per common share
Assumes Diluted	$0.06	$0.00	$0.02	$0.02	$(0.00)	$0.10

Weighted average common shares
Assumes Diluted	35,311	35,311	35,311	35,311	35,311	35,311

Effective Tax Rate	37%	35%	29%	35%	35%	35%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2012
(in thousands, except per share data)
(Unaudited)

		Quality	Acquisition	Severance/
	GAAP	Control	Related	Restructuring	Other	NON GAAP
	Results	Initiative	Costs	Costs	Items, Net	Results

Net sales	$170,423					$170,423
Cost of sales	86,877	(812)	(3,445)			82,620
Gross profit	83,546	812	3,445	-	-	87,803
% of net sales	49.0%					51.5%

Operating expenses
Research and development	14,088					14,088
Sales and marketing	37,214					37,214
General and administrative	13,808					13,808
Amortization of intangibles	7,844					7,844
Acquisition and other non-recurring	4,786		(1,996)	(2,818)	28	-
Total operating expenses	77,740	-	(1,996)	(2,818)	28	72,954
Operating income	5,806	812	5,441	2,818	(28)	14,849
Other income (expense), net	(3,828)					(3,828)
Income before income taxes	1,978	812	5,441	2,818	(28)	11,021
Provision for income taxes	730	285	1,866	986	(10)	3,857
Net income	$1,248	$527	$3,575	$1,832	$(18)	$7,164

Earnings per common share
Assumes Diluted	$0.04	$0.01	$0.10	$0.05	$(0.00)	$0.20

Weighted average common shares
Assumes Diluted	35,279	35,279	35,279	35,279	35,279	35,279

Effective Tax Rate	37%	35%	34%	35%	35%	35%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(Unaudited in thousands)

	Three months ended			Six months ended
	Nov 30,	Nov 30,	%	Nov 30,	Nov 30,	%
	2012	2011	Growth	2012	2011	Growth

AS REPORTED

Net Sales by Product Category
Vascular
Peripheral Vascular	$45,766	$23,079	98%	$89,061	$44,047	102%
Vascular Access	26,712	15,203	76%	53,341	30,800	73%
Total Vascular	72,478	38,282	89%	142,402	74,847	90%
Oncology/Surgery	12,006	19,817	(39%)	23,239	37,683	(38%)
Supply Agreement	2,523	-	N/A	4,782	-	N/A
Total	$87,007	$58,099	50%	$170,423	$112,530	51%
	0	0		0	0
Net Sales by Geography
United States	$69,652	$49,653	40%	$137,680	$96,958	42%
International	17,355	8,446	105%	32,743	15,572	110%
Total	$87,007	$58,099	50%	$170,423	$112,530	51%

PRO FORMA (a)

Net Sales by Product Category
Vascular
Peripheral Vascular	$45,766	$44,393	3%	$89,061	$87,513	2%
Vascular Access	26,712	27,428	(3%)	53,341	55,708	(4%)
Total Vascular	72,478	71,821	1%	142,402	143,221	(1%)
Oncology/Surgery	12,006	10,722	12%	23,239	20,559	13%
Supply Agreement	2,523	2,221	14%	4,782	5,199	(8%)
Total	$87,007	$84,764	3%	$170,423	$168,979	1%

Net Sales by Geography
United States	$69,652	$70,408	(1%)	$137,680	$141,182	(2%)
International	17,355	14,356	21%	32,743	27,797	18%
Total	$87,007	$84,764	3%	$170,423	$168,979	1%

(a) As if AngioDynamics (excluding LC Beads) and Navilyst Medical were combined in all periods.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRO FORMA PRODUCT LINE NET SALES EXCLUDING LCBEADS
(in thousands)

	Three months ended			Six months ended
	Nov 30,	Nov 30,	%	Nov 30,	Nov 30,	%
	2012	2011	Growth	2012	2011	Growth
	(unaudited)			(unaudited)
Net Sales by Product Line
Vascular
Peripheral Vascular
Fluid Management	$20,091	$20,587	(2%)	$41,206	$41,505	(1%)
Venacure EVLT	11,599	10,555	10%	20,239	18,884	7%
Core products	13,400	13,324	1%	26,729	26,642	0%
Other	676	(73)	N/A	887	482	84%
Total Peripheral Vascular	45,766	44,393	3%	89,061	87,513	2%

Vascular Access
PICCS	13,023	13,533	(4%)	25,905	27,100	(4%)
Ports	7,825	7,969	(2%)	15,509	15,655	(1%)
Dialysis	4,753	5,128	(7%)	9,381	10,709	(12%)
Other	1,111	798	39%	2,546	2,244	13%
Total Vascular Access	26,712	27,428	(3%)	53,341	55,708	(4%)
Total Vascular	72,478	71,821	1%	142,402	143,221	(1%)
Oncology/Surgery
Thermal Ablation	6,880	5,787	19%	13,501	11,585	17%
Nanoknife	3,227	3,215	0%	6,171	5,466	13%
Other	1,899	1,720	10%	3,567	3,508	2%
Total Oncology/Surgery	12,006	10,722	12%	23,239	20,559	13%
Supply Agreement	2,523	2,221	14%	4,782	5,199	(8%)
Total Net Sales	$87,007	$84,764	3%	$170,423	$168,979	1%
	0			0	$-

Net Sales by Geography
United States	$69,652	$70,408	(1%)	$137,680	$141,182	(2%)
International	17,355	14,356	21%	32,743	27,797	18%
Total	$87,007	$84,764	3%	$170,423	$168,979	1%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30,	May 31,
	2012	2012
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$19,322	$23,508
Escrow receivable	2,500	2,500
Marketable securities	2,155	14,070
Total cash, escrow receivable and investments	23,977	40,078

Receivables, net	47,085	48,588
Inventories, net	62,330	55,823
Deferred income taxes	6,728	4,923
Prepaid income taxes	2,449	3,180
Prepaid expenses and other	8,894	6,646
Total current assets	151,463	159,238

Property, plant and equipment, net	58,547	55,915
Intangible assets, net	212,303	147,266
Goodwill	337,190	308,912
Deferred income taxes	9,278	39,198
Other non-current assets	10,166	11,240
Total Assets	$778,947	$721,769

Liabilities and Stockholders' Equity
Current portion of long-term debt	$7,500	$7,500
Current portion of contingent consideration	8,055	-
Other current liabilities	44,830	47,922
Total current liabilities	60,385	55,422
Long-term debt, net of current portion	138,750	142,500
Contingent consideration, net of current portion	52,444	-
Other long-term liabilities	680	327
Total Liabilities	252,259	198,249

Stockholders' equity	526,688	523,520
Total Liabilities and Stockholders' Equity	$778,947	$721,769

Shares outstanding	34,974	34,827

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:

Net income	$1,969	$ 2,329	$1,248	$ 3,702
Depreciation and amortization	6,292	3,141	12,161	6,273
Tax effect of exercise of stock options	(504)	42	(504)	(198)
Deferred income taxes	2,260	147	2,175	1,058
Stock-based compensation	1,252	1,078	2,375	1,877
Amortization of inventory step-up	-	-	3,445	-
Other	(378)	712	(368)	168
Changes in operating assets and liabilities
Receivables	(1,698)	(5,237)	1,497	(4,515)
Inventories	1,084	(207)	(9,952)	(1,546)
Accounts payable and accrued liabilities	(48)	2,509	(6,861)	892
Other	901	(1,845)	299	(1,998)
Net cash provided by operating activities	11,130	2,669	5,515	5,713

Cash flows from investing activities:

Additions to property, plant and equipment	(3,819)	(517)	(4,787)	(1,058)
Acquisition of businesses, net of cash acquired	(15,166)	(300)	(14,308)	(300)
Proceeds from sale of assets	801	-	801	1,000
Purchases, sales and maturities of marketable securities, net	9,452	(7,634)	11,855	(8,377)
Net cash used in investing activities	(8,732)	(8,451)	(6,439)	(8,735)

Cash flows from financing activities:

Repayment of long-term debt	(1,875)	(70)	(3,750)	(135)
Proceeds from exercise of stock options and ESPP	(103)	446	476	2,250
Repurchase and retirement of shares	-	(2,104)	-	(2,104)
Net cash (used in) provided by financing activities	(1,978)	(1,728)	(3,274)	11

Effect of exchange rate changes on cash	6	(28)	12	(18)
Increase (Decrease) in cash and cash equivalents	426	(7,538)	(4,186)	(3,029)

Cash and cash equivalent

Beginning of period	18,896	50,493	23,508	45,984
End of period	$19,322	$ 42,955	$19,322	$ 42,955

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